UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2016

Seacoast Banking Corporation of Florida

(Exact Name of Registrant as Specified in Charter)

Florida	000-13660	59-2260678
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

815 Colorado Avenue, Stuart, Florida	34994
(Address of Principal Executive Offices)	(Zip Code)

(772) 287-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 – Entry into a Material Definitive Agreement.

On March 23, 2016, Seacoast Banking Corporation of Florida (“Seacoast” or the “Company”) entered into an Observer Rights Agreement (the “Agreement”) with the Company’s second largest shareholder, Basswood Capital Management, L.L.C. (“Basswood”) and Matthew Lindenbaum, a principal of Basswood. Under the terms of the Agreement, Seacoast granted Mr. Lindenbaum the right to attend all meetings of Seacoast’s board of directors in a non-voting observer capacity, and to receive materials provided to board members, for a minimum of six months, subject to customary limitations and exceptions.

Under the Agreement, Basswood and Mr. Lindenbaum are subject to certain agreements for the duration of Mr. Lindenbaum’s observer status, including, among other things, prohibitions on acquiring beneficial ownership of more than 9.99% of the Company’s outstanding common stock, making shareholder proposals, soliciting proxies and proposing business combination transactions involving the Company.

The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to, and should be read in conjunction with, the complete text of the Agreement filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 8.01 – Other Events.

On March 23, 2016, Seacoast issued a press release announcing the Agreement and that the Company had selected two new highly qualified directors. A copy of this press release is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Observer Rights Agreement, dated as of March 23, 2016, by and between Seacoast, Basswood and Matthew Lindenbaum.

99.1	Press release, dated March 23, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOAST BANKING CORPORATION OF FLORIDA

Date: March 24, 2016	By:	/s/ Dennis S. Hudson, III
Dennis S. Hudson, III
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Observer Rights Agreement, dated as of March 23, 2016, by and between Seacoast, Basswood and Matthew Lindenbaum.

99.1	Press release, dated March 23, 2016.